Exhibit 99.1
Sonder Holdings Inc. Appoints Erin Wallace to Board of Directors

Board Appoints Janice Sears as Independent Chair

SAN FRANCISCO, January 6, 2025 -- Sonder Holdings Inc. (NASDAQ: SOND) (“Sonder” or the “Company”) today announced that Erin Wallace was appointed to its Board of Directors (the “Board”) on January 1, 2025. Nabeel Hyatt, who has served on the Sonder Board since 2016, resigned from the Board on December 31, 2024. Additionally, Sonder has transitioned to a structure with an independent director serving as the Board Chairperson, which is consistent with the Board’s focus on enhancing corporate governance. Janice Sears, who previously served as Lead Independent Director of the Board, has been appointed as Chairperson of the Board.

Ms. Wallace brings over three decades of operations expertise across the hospitality, entertainment and resort industries. She spent the majority of her career at The Walt Disney Company (“Disney”), where she held various senior executive roles across its theme parks and resorts business, including overseeing global guest-facing operations for all lines of business. Following her retirement from Disney, Ms. Wallace held subsequent executive roles as Chief Operating Officer of Great Wolf Resorts, Inc., where she led operations for the company’s entire lodge footprint across the U.S. and oversaw new lodge openings with next-generation brand standards and standard operating procedures, and as Chief Operating Officer of The Learning Care Group, Inc., where she led operations of over 900 early childhood education centers across the U.S. Ms. Wallace currently serves on the board of directors of FirstService Corporation and Coast Entertainment Holdings Limited.
Janice Sears, Chairperson of the Sonder Board, said, “We are thrilled to welcome Erin to the Sonder Board. Her expertise at the intersection of hospitality and operations is the perfect complement to our Board as we oversee Sonder’s next phase of transformation and growth. Ongoing refreshment and continuous governance enhancements are an important part of our work and the changes we announced today underscore that commitment. On behalf of the entire Board, I want to thank Nabeel for his countless contributions and longstanding service to Sonder.”

“As we continue to progress with our integration efforts under the strategic licensing agreement with Marriott International and with the continued execution of our operational initiatives across the business, Erin’s expertise will be immediately additive to the transformational efforts underway,” said Francis Davidson, Co-Founder and CEO of Sonder. “Nabeel saw our vision for Sonder from the very beginning and his early investment in our company has been a foundational part of our growth story. I have greatly appreciated his guidance as a Board member over the past decade and Nabeel has helped Sonder achieve numerous milestones.”

About Sonder

Sonder (NASDAQ: SOND) is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in over 40 markets, spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s governance practices, strategy and operational initiatives, and the experience of Sonder’s Board and leadership team. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including the risks and uncertainties described in the Company’s SEC reports, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein are only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts

Media:
press@sonder.com

Investor:
ir@sonder.com